EXHIBIT 1.1

PEDEVCO CORP.

3,250,000 SHARES OF COMMON STOCK

UNDERWRITING AGREEMENT

December 9, 2013

National Securities Corporation
410 Park Avenue
14th Floor
New York, NY  10022

Ladies and Gentlemen:

PEDEVCO Corp., a Texas corporation (the “Company”) proposes, subject to the terms and conditions stated herein, to issue and sell to National Securities Corporation and each of the other Underwriters named in Schedule VII hereto, if any (each, an “Underwriter” and collectively, the “Underwriters”), an aggregate of 3,250,000 authorized but unissued shares (the “Firm Shares”) and, at the election of the Underwriters, up to 487,500 additional shares (the “Additional Shares”) of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company (the Firm Shares and the Additional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the “Securities”).

The Company and the Underwriters hereby confirm their agreement with respect to the purchase and sale of the Securities as follows:

1.           REGISTRATION STATEMENT AND PROSPECTUS.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-191869) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement.  Such registration statement has been declared effective by the Commission.  Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Securities to a form of prospectus included in the Registration Statement relating to the Securities in the form heretofore delivered to the Underwriters.  Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus.”  Such supplemental form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.”  Any preliminary form of Prospectus which is filed or used prior to filing of the Prospectus, that describes the Securities and offering thereof, is hereinafter called a “Preliminary Prospectus.”  Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a)           The Company represents and warrants to, and agrees with, the Underwriters as follows:

(i)           No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

(ii)          The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(iii)         Each part of the Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the Closing Date (as hereinafter defined), and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the rules and regulations of the Commission applicable thereto. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by the Underwriters, specifically for use in the preparation thereof.

(iv)        Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale, the Statutory Prospectus and the information set forth in Schedule I to this Agreement, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein.  As used in this paragraph and elsewhere in this Agreement:

(1)          “Time of Sale” means 4:00 p.m. (Eastern time) on the date of this Agreement.

(2)          “Statutory Prospectus” as of any time means the Preliminary Prospectus that is included in the Registration Statement immediately prior to that time.  For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(3)          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(4)          “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

(5)          “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(v)          (A)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriters as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein.

(B)         (1)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (but excluding Section (1)(ii)(C) of such definition for the purposes of this Section of the Agreement), including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)         Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(vi)         The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the consolidated financial condition of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the Time of Sale Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.  To the Company’s knowledge, GBH CPAs, PC, which has expressed its opinion with respect to the audited financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations and such accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(vii)        Each of the Company and its subsidiaries has been duly organized. Each of the Company and its subsidiaries organized in the United States is validly existing as a corporation (or other legal entity) in good standing under the laws of its jurisdiction of incorporation.  The Company’s international subsidiaries, Pacific Energy & Rare Earth Limited, a Hong Kong company and Blackhawk Energy Limited, a British Virgin Islands company, are not individually or in the aggregate material to the business or operations of the Company. Each of the Company and its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(viii)       Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of equity compensation awards under the Company’s equity compensation plans, approved by the Board of Directors of the Company, or shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company (other than issuances of equity compensation awards under the Company’s equity compensation plans, approved by the Board of Directors of the Company) or any of its subsidiaries, or any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”).

(ix)         Except as set forth in the Time of Sale Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Change.

(x)          This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties except for violations and defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws.  No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Securities Act, state securities or blue sky laws, or the NYSE MKT Listing Standards; and the Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

(xi)         All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters); the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been waived.  All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company.  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the captions “Capitalization” and “Description of Capital Stock”.

(xii)        The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect in all material respects; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xiii)       The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them which are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xiv)       The Company and each of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus; except as stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, to the knowledge of the Company, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and its subsidiaries and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(xv)        Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

(xvi)       The Company and its subsidiaries have timely filed all federal, state and local income tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.

(xvii)      The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(a)(xiv) of this Agreement.

(xviii)     The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE MKT and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE MKT nor has the Company received any notification that the Commission or the NYSE MKT is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NYSE MKT for maintenance of inclusion of the Common Stock on the NYSE MKT.

(xix)       Other than the subsidiaries of the Company listed on Schedule III hereto, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xx)        The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, since September 30, 2013, there has been (i) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated), (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and (iii) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xxi)       Other than as contemplated by this Agreement and an advisory fee payable to Casimir Capital L.P., the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxii)      The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxiii)     The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxiv)     As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” Registration Statement on Form S-3 with the Commission.

(xxv)      The documents incorporated by reference in the Time of Sale Disclosure Package, the Registration Statement and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission (with respect to any of the foregoing which was untimely filed, such untimely filing did not affect the Company’s eligibility to use Form S-3) and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package, the Registration Statement or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxvi)     The Company is in substantial compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that are effective with respect to the Company and its subsidiaries on the date of this Agreement, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(xxvii)    The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, such controls and procedures are effective, in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxviii)   The Company, its subsidiaries and, to the best knowledge of the Company after due inquiry, its partners in exploration and development (i) are in compliance with any and all applicable foreign, federal, state and local laws, including common law, and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or other wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses (other than permits reasonably expected to be granted in the ordinary course with respect to exploration and development activities) and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(xxix)      Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of its directors, officers, agents, employees, affiliates or other person acting on their behalf is aware of or has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx)       The operations of the Company and its subsidiaries are and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi)      Neither the Company nor any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxii)     No approval of the stockholders of the Company under the rules and regulations of NYSE MKT is required for the Company to issue and deliver the Securities to the Underwriters.

(xxxiii)    The information underlying the estimates of the oil and gas reserves of the Company and its Subsidiaries as described in the Time of Sale Disclosure Package and the Prospectus is complete and accurate in all material respects (or, with regard to any information underlying the estimates prepared by any petroleum engineers retained by the seller of such oil and gas reserves, is, to the best knowledge of the Company after reasonable investigation, complete and accurate in all material respects); other than production of the Company’s reserves in the ordinary course of business and intervening product price fluctuations described in the Time of Sale Package and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in such reserves or the present value of future net cash flows therefrom as described in the Time of Sale Package and the Prospectus. Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K.

(b)           Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters’ Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.           PURCHASE, SALE AND DELIVERY OF SECURITIES.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to $2.07 per share (the “Per Share Price”), the Firm Shares as set forth opposite the name of such Underwriter on Schedule VII hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Additional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a)(i) of this Section 3, that portion of the number of Additional Shares as to which such election shall have been exercised (to be adjusted so as to eliminate fractional shares) determined by multiplying such number of Additional Shares by a fraction, the numerator of which is the maximum number of Additional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Additional Shares that all of the Underwriters are entitled to purchase hereunder.

As referenced in Section 3(a)(ii) above, the Company hereby grants to the several Underwriters the option to purchase from the Company an aggregate of up to 487,500 Additional Shares, at the Per Share Price.  This option may be exercised by the Underwriters at any time (but not more than once) on or before the date that is forty-five (45) days following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "Option Closing Date"); provided, however, that the Option Closing Date shall not be earlier than the Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriters otherwise agree.

Payment of the purchase price and delivery for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (b) below.

(b)           The Securities will be delivered by the Company to the Underwriters for the Underwriters’ accounts against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of National Securities Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022, or such other location as may be mutually acceptable, (A) with respect to the Firm Shares, at 8:00 a.m. Pacific time on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriters and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act (such time and date of delivery being herein referred to as the “Closing Date”) and (b) with respect to the Additional Shares, at 8:00 a.m. Pacific time on the Option Closing Date. If the Underwriters so elect, delivery of the Securities may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriters.  Certificates representing the Securities, in definitive form and in such denominations and registered in such names as the Underwriters may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Pacific time, on the business day next preceding the applicable closing date at the offices of National Securities Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022, or such other location as may be mutually acceptable.

4.           COVENANTS.

(a)           The Company covenants and agrees with the Underwriters as follows:

(i)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(ii)          During the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii)         (B)  During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, and the Registration Statement and the Prospectus.  If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)         If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriters and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)         The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v)          The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vi)         The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)        The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees of the Company in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriters shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees incident to any required review and approval by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Underwriters pursuant to Section 8 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including but not limited to reasonable fees and disbursements of counsel (together with the "Underwriters' Counsel Fees"), as well as printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. Notwithstanding anything contained herein, the maximum amount payable by the Company for Underwriters’ Counsel Fees, pursuant to the preceding sentence of this Section 4(a)(vii) shall be $60,000.

(viii)       The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix)         The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x)          The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for an advisory fee payable to Casimir Capital L.P.

(xi)         During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xii)        Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company and its subsidiaries will maintain such controls and other procedures, including without limitation those applicable to the Company and required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xiii)       The Company and its subsidiaries will substantially comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(xiv)       The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, and the Underwriters represent and agree that, unless they obtain the prior written consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II.  Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(xv)        The Company will not, for a period of ninety (90) days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Underwriters, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any non-restricted shares of Common Stock or any securities convertible into or exercisable or exchangeable for non-restricted Common Stock during the Lock-Up Period, other than (i) the Company’s sale of the Securities hereunder, (ii) the issuance of Common Stock or any equity awards, including options (including the issuance of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s employee benefit plans, stock option and employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, and (iii) the issuance of Common Stock pursuant to the vesting or exercises of options, restricted stock units, warrants or rights outstanding on the date hereof.  The restrictions set forth in the preceding sentence shall not prohibit the Company, during the Lock-Up Period, with the prior written consent of the Underwriters, which shall not be unreasonably withheld, from issuing or granting (x) shares of Common Stock not registered under the Securities Act; or (y) any security not registered under the Securities Act which is convertible into or exercisable or exchangeable for Common Stock (collectively, (x) and (y), “Restricted Securities”), provided that in each case, the resale of such Restricted Securities is restricted pursuant to the Securities Act and applicable Rules and Regulations during the Lock-Up Period, such issuances/grants are not integrated with the sale of the Securities hereunder and provided further that no consent of the Underwriters shall be required for the issuance of Restricted Securities, except as provided below, (i) in connection with strategic merger or acquisitions transactions, (ii) in connection with a debt financing which may include the issuance of Restricted Securities (which may include warrants), provided the total Restricted Securities (including any securities issuable upon exercise or conversion thereof) do not exceed 7.5% of the Company’s then-issued and outstanding shares of Common Stock, (iii) in connection with warrants that may be issued by the Company in connection with the Company’s potential modification of existing debt obligations, provided that such warrants are not exercisable for more than 300,000 shares of the Company’s restricted Common Stock, and (iv) in connection with the Company’s private placement of restricted Common Stock representing no more than 19.9% of the Company’s then-issued and outstanding shares of Common Stock (a “Private Placement”) at a sales price no less than the Per Share Price (a Private Placement with a sales price less than the Per Share Price requires prior written consent of the Underwriters, which shall not be unreasonably withheld), in each case which are approved by the Board of Directors of the Company.  For example only and without limitation, the Company may issue, grant or sell Restricted Securities in connection with a debt financing (which may include warrant coverage), for acquisitions or fund raising. The Company will cause each director and executive officer listed on Schedule V to furnish to the Underwriters, prior to the Closing Date, a letter, substantially in the form of Schedule IV hereto, pursuant to which each such person shall agree, among other things, subject to the terms and conditions set forth in each such letter, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities, during the period of ninety (90) days from the date of the Prospectus, without the prior written consent of the Underwriters, subject to certain exceptions set forth in such letter.  The Company also agrees that during such ninety (90) day period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock, Restricted Securities or any securities convertible into or exercisable or exchangeable for Common Stock, except for registration statements on Form S-8 relating to employee benefit plans.  The Company hereby agrees that (A) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen days of the Lock-Up Period, or (B) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 4(a)(xv) shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

5.           CONDITIONS OF THE UNDERWRITERS’ OBLIGATIONS.  The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)            If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)            The Underwriters shall not have advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriters’ opinion, is material, or omits to state a fact which, in the Underwriters’ opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)            Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, except for the extinguishment thereof, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of the Company’s subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any of the Company’s subsidiaries, the effect of which, in any such case described above, in the Underwriters’ judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package, the Registration Statement and in the Prospectus.

(d)            On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(e)            On the Closing Date, there shall have been furnished to the Underwriters the opinion of The Loev Law Firm, PC, counsel for the Company, dated as of the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, and in substantially similar form as Schedule VI.

(f)            On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each of the Closing Date and the Option Closing Date, the Underwriters shall have received a letter of GBH CPAs, PC, dated the respective dates of delivery thereof, and addressed to the Underwriters, in form and substance satisfactory to the Underwriters.

(g)            On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated as of the Closing Date and addressed to the Underwriters, signed by the chief executive officer or the chief financial officer of the Company, to the effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)          No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)         The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or the Prospectus), and

(A)        each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained, when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Rules and Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made,

(B)         neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C)         since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or into the Prospectus that has not been so filed,

(D)         subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt except for the extinguishment thereof, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any of its subsidiaries, and

(E)         except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

(h)            The Company shall have furnished to the Underwriters and counsel for the Underwriters such additional documents, certificates and evidence as the Underwriters or counsel for the Underwriters may have reasonably requested.

(i)             The Underwriters shall have received the written agreements, substantially in the form of Schedule IV hereto, of the directors and executive officers of the Company listed on Schedule V to this Agreement.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and counsel for the Underwriters.  The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.

6.           INDEMNIFICATION AND CONTRIBUTION.

(a)            The Company agrees to indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities to which the Underwriters may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

In addition to their other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Wells Fargo Bank, N.A. (the “Prime Rate”).  Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.  This indemnity agreement shall be in addition to any liabilities which they may otherwise have.

(b)            Each of the Underwriters will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by an Underwriter with respect to such Underwriter specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)            Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriters, it is advisable for the Underwriters to be represented by separate counsel, the Underwriters shall have the right to employ a single counsel to represent the Underwriters in any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).

The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the respective Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the respective Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the respective Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the respective Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the respective Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the respective Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the respective Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered to the public exceeds the amount of any damages that the respective Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)            The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the respective Underwriter within the meaning of the Securities Act; and the obligations of the respective Underwriter under this Section 6 shall be in addition to any liability that the respective Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

(f)             Each Underwriter confirms severally and not jointly and the Company acknowledges that there is no information concerning the Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

7.           REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8.           TERMINATION OF THIS AGREEMENT.

(a)            The Underwriters shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any material agreement on its part to be performed hereunder, (ii) any condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE MKT or trading in securities generally on the NYSE MKT shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE MKT, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction (which includes the Company’s Common Stock), or (v) a banking moratorium shall have been declared by federal or state authorities which prevents payment by an Underwriter pursuant to Section 3.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b)            If the Underwriters elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriters by telephone, confirmed by letter.

9.           DEFAULT THE COMPANY.  If the Company shall fail at the Closing Date or at the Option Closing Date to sell and deliver the Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriters or, except as provided in Section 4(a)(vii), any non-defaulting party.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

10.         NOTICES.  Except as otherwise provided herein, all communications hereunder shall be in writing and, to National Securities Corporation, shall be mailed, delivered or telecopied to National Securities Corporation, 410 Park Avenue, 14th Floor, New York, NY  10022, (212) 380-2819 Attention: Jonathan Rich; if to the Company, shall be mailed, delivered or telecopied to it at 4125 Blackhawk Plaza Circle, Suite 201A, Danville, CA, 94506, fax (510) 743-4262, Attention: Clark R. Moore, with a copy to The Loev Law Firm, PC, 6300 West Loop South, Suite 280, Bellaire, Texas 77401, fax (713) 524-4122 which copy shall not constitute notice; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.         PERSONS ENTITLED TO BENEFIT OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriters.

12.         ABSENCE OF FIDUCIARY RELATIONSHIP.  The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

13.         GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.         COUNTERPARTS.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,
PEDEVCO CORP.

By:	/s/ Frank C. Ingriselli
Name: Frank C. Ingriselli Title: President and Chief Executive Officer

Confirmed as of the date first above mentioned by the Underwriters.

NATIONAL SECURITIES CORPORATION

By:	/s/ Jonathan C. Rich
Name: Jonathan C. Rich
Title: Executive Vice President

Schedule I

Time of Sale Disclosure Package

None.

Schedule II

Issuer General Free Writing Prospectuses

None.

Schedule III

Subsidiaries

Blast AFJ, Inc., a Delaware corporation
Pacific Energy Development Corp., a Nevada corporation
Condor Energy Technology LLC, a Nevada limited liability company
White Hawk Petroleum, LLC, a Nevada limited liability company
Pacific Energy Technology Services, LLC, a Nevada limited liability company
Pacific Energy & Rare Earth Limited, a Hong Kong company
Blackhawk Energy Limited, a British Virgin Islands company
Pacific Energy Development MSL LLC, a Nevada limited liability company

Schedule IV

_____________, 2013

National Securities Corp.
410 Park Avenue 14th Floor
New York, NY 10022
Dear Sirs or Madams:

As an inducement to the Underwriter (the “Underwriter”) to execute an underwriting agreement (the “Purchase Agreement”) providing for a public offering (the “Offering”) of common stock (the “Common Stock”) of PEDEVCO Corp., a Texas corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of National Securities Corp. (“National”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive the Common Stock (including, without limitation, the Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or clause (2) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise.  The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to or derives any significant part of its value from such Securities.

In addition, the undersigned agrees that, without the prior written consent of National, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any of the Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock.

The initial Lock-Up Period will commence on the date of this Agreement and continue and include the date 90 days after the date of the final prospectus used to sell the Common Stock in the Offering pursuant to the Purchase Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless National waives, in writing, such extension.

The undersigned hereby acknowledges that the Company will be requested to agree in the Purchase Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) by will or intestacy; or (iv) to limited partners or shareholders of the undersigned; provided, in each case, that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement (provided that the undersigned may transfer up to 10,000 of the Undersigned’s Securities as a bona fide charitable gift or gifts during the Lock-Up Period and the recipient of such shares shall not be required to be bound by the terms of this Lock-Up Agreement) and (z) not more than an aggregate of 50,000 shares of Common Stock or other of the Undersigned’s Securities are transferred by the undersigned during the Lock-Up Period.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) (a) the exercise of stock options granted pursuant to the Company’s equity incentive plans; (b) cashless “net” exercises of options and warrants held by the undersigned; and (c) the receipt by the undersigned of any securities of the Company from the Company, including, but not limited to, Common Stock and stock options granted pursuant to the Company’s equity incentive plans, and warrants exercisable for Common Stock of the Company; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that unless such Plan meets the requirements of (iii) below, no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), or (iii) sales of the Undersigned’s Securities pursuant to Plans established prior to November 1, 2013, provided that such Plans are not amended, modified or changed in any way after November 1, 2013.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of the Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Underwriter that it does not intend to proceed with the Offering, (ii) the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iii) the Offering is not completed by January 31, 2014.

The undersigned understands that the Underwriter is entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

_______________________________________ Printed Name of Holder
By: ____________________________________ Signature
_______________________________________ Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)

Schedule V

Directors and Executive Officers

Frank C. Ingriselli	Executive Chairman of the Board, Chief Executive Officer and President
Michael L. Peterson	Chief Financial Officer and Executive Vice President
Jamie Tseng	Senior Vice President and Managing Director
Clark Moore	Executive Vice President, General Counsel and Secretary
Elizabeth P. Smith	Director
David C. Crikelair	Director

Schedule VI

Form of Opinion of the Loev Law Firm, PC

December ___, 2013
National Securities Corporation
410 Park Avenue
14th Floor
New York, NY  10022

Re:         Common Stock, $0.001 par value, issued by PEDEVCO Corp.

Ladies and Gentlemen:

We have acted as counsel to PEDEVCO Corp., a Texas corporation (the “Issuer”), in connection  with the Underwriting Agreement dated December 9, 2013 (the “Underwriting Agreement”) among (i) the Issuer and (ii) National Securities Corporation, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Issuer to the Underwriters of 3,250,000 shares (the “Securities”) of the Issuer’s Common Stock, par value $0.001 per share (the “Common Stock”).

We are furnishing this opinion letter to you pursuant to Section 5(e) of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the registration statement on Form S-3 (File No. 333-191869) relating to securities to be issued by the Issuer from time to time, including the Securities, filed by the Issuer, under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) and effective on November 5, 2013 and including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(b) the preliminary prospectus supplement dated November 29, 2013, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus” and, together with the information on Exhibit I to the Underwriting Agreement, the “Disclosure Package”);

(c) the prospectus supplement dated December [•], 2013 (the “Prospectus Supplement”), relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(d) each of the Issuer’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(e) a specimen certificate representing the Common Stock;

(f) the Underwriting Agreement;

(g) the articles of incorporation and bylaws, each as amended to date, of the Issuer (the “Governing Documents”);

(h) the Certificate of Existence in Good Standing issued by the Texas Secretary of State on December    , 2013, with respect to the Issuer’s good standing in Texas on that date;

(i) the Certificate of Good Standing issued by the Nevada Secretary of State on December  , 2013, with respect to Pacific Energy Development Corp.’ s good standing in Nevada on that date;

(j) the Certificate of Status issued by the California Secretary of State on December  , 2013 with respect to PEDEVCO’s good standing as a registered foreign corporation in California on that date;

(k) all agreements included as exhibits to the Issuer’s Form 10-K for the year ended December 31, 2012 (the “Applicable Agreements”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of fact of officers and other representatives of the Issuer, (ii) statements and certifications of public officials and others. The opinion in paragraph 1 below regarding the valid existence and good standing of the Issuer in the State of Texas is based solely on our review of the Certificate of Existence with Status in Good Standing issued by the Secretary of State of Texas, speaks only as of the date of the certificate and is limited to the meaning set forth in such certificate. The opinion in paragraph 8 regarding investment company status is based as to matters of fact solely on the representations set forth in an Officer’s Certificate and a review of consolidated financial information of the Issuer at December 31, 2012 and for the year then ended.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Issuer is validly existing as a corporation and in good standing under the laws of the State of Texas.

2. The Issuer has the corporate power and authority to (a) execute, deliver and perform its obligations under the Underwriting Agreement and (b) own or lease its properties and to conduct its current business as currently owned, leased and conducted and as described in the Preliminary Prospectus and the Prospectus.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Issuer.

4. No person has the right, which has not been waived, under any Applicable Agreement to require the registration under the Securities Act of any sale of securities issued by the Issuer, by reason of the filing or effectiveness of the Registration Statement.

5. Neither (i) the execution and delivery by the Issuer of the Underwriting Agreement nor (ii) the consummation by the Issuer of the issuance and sale of the Securities pursuant to the Underwriting Agreement, (A) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under the Governing Documents or any Applicable Agreement, (B) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Issuer pursuant to the Governing Documents or any Applicable Agreement, (C) resulted, results or will result in any violation of applicable laws of the States of Texas, Nevada or California, the Texas Corporation Law (as defined below) or applicable Federal laws of the United States of America, or (D) resulted, results or will result in the contravention of any order of any governmental agency or court having jurisdiction over the Issuer or any of its properties.

6. No Governmental Approval, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, the execution and delivery by the Issuer of the Underwriting Agreement or the consummation of the issuance and sale of the Securities pursuant to the Underwriting Agreement. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the States of Texas, Nevada or California, the Texas Corporation Law or the United States of America, pursuant to applicable laws of the States of Nevada, California or Texas, the Texas Corporation Law or applicable laws of the United States of America.

7. The number of shares of authorized capital stock of the Issuer conforms to the number of such shares set forth in the Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock.” The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Issuer pursuant to the Underwriting Agreement against payment of the consideration therefor set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable. The holders of the outstanding shares of Common Stock of the Issuer are not entitled to preemptive rights to subscribe for or purchase the Securities arising by operation of the Governing Documents. No holder of outstanding shares of Common Stock of the Issuer, including the Securities, is individually liable under the Governing Documents or the laws of the State of Texas for the debts or liabilities of the Issuer solely by reason of its status as such.

8. The Issuer is not, and immediately after giving effect to the issuance and sale of the Securities occurring today and the application of proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

9. The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Units” and “Description of Securities We Are Offering,” have been reviewed by us and, to the extent such statements constitute summaries of documents referred to therein or Texas law or the Governing Documents, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

10. (a) Each of the Registration Statement, as of its effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations, (b) each of the Incorporated Documents, when they were filed with the SEC, appeared on its face to be appropriately responsive in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and (c) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents that are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus or any of the Incorporated Documents that are not so summarized; provided however, that we express no opinion as to (i) Regulation S-T, (ii) interactive data in eXtensible Business Reporting Language, (iii) the requirements relating to historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon or any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package.

11. The Registration Statement was effective under the Securities Act on November 5, 2013.  We have participated in conferences with officers and other representatives of the Issuer, the independent registered public accounting firm and the reserve engineers for the Issuer, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs 9 and 10 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Issuer), no facts have come to our attention that have led us to believe that (i) the Registration Statement, as of its effective date, insofar as relating to the offering of the Securities, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (including the Incorporated Documents), as of [            ] (Eastern Time) on December ___, 2013 (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we did not participate in the preparation of the Incorporated Documents in the Base Prospectus. We express no opinion, statement or belief in this letter with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package, (iii) the oil and gas reserve data included in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package, and (iv) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or Incorporated Documents.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of Texas, (ii) applicable laws of the State of Nevada, (iii) applicable laws of the State of California, (iv) the Texas Business Organizations Code, including interpretations thereof in published decisions of Texas courts (the “Texas Corporation Law”), and (v) certain other specified laws of the United States of America to the extent referred to specifically herein. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references (including, without limitation, those appearing in paragraphs 5 and 6 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

In rendering the opinions set forth in paragraph 5 above regarding Applicable Agreements, we do not express any opinion as to whether the execution or delivery by the Issuer of the Underwriting Agreement, or the incurrence or performance by the Issuer of its obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of the Issuer.

This opinion is being furnished only to you in connection with the sale of the Securities under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

Schedule VII

Underwriters

Underwriter	Firm Shares	Additional Shares

National Securities Corporation	3,250,000	487,500